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                                                                      Exhibit 21


                         SUBSIDIARIES OF THE REGISTRANT


                                                          State of Incorporation

            Name                                                   Incorporation
Cellcom Telephone Company, Inc.                                  Delaware
Car-Tel Systems Corp.                                            New Jersey
Cellcom Cellular Corp.                                           Delaware
Cellular Dynamics Telephone Company of Connecticut               Connecticut
Cellular Dynamics Telephone Company of Boston, Inc.              Delaware
Cellular Dynamics Telephone Company of Los Angeles, Inc.         California
Cellular Dynamics Telephone Company of San Francisco, Inc.       California
Cellular Dynamics Telephone Company of Maryland, Inc.            Maryland
Cellular Dynamics Telephone Company, Inc.                        Nevada
Racehorse Cell-Fone Corp.                                        Delaware
Cellular Dynamics Telephone Company of San Diego, Inc.           California
Cellcom Management Company, Inc.                                 Delaware




















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